UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2018

SPIRIT REALTY CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland (Spirit Realty Capital, Inc.)	001-36004	20-1676382 (Spirit Realty Capital, Inc.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
 2727 North Harwood Drive, Suite 300
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 476-1900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

w	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

w	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

w	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

w	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS

On August 16, 2018, upon recommendation of the Compensation Committee, the Board of Directors (the “Board”) of Spirit Realty Capital, Inc. (the “Company”) approved amendments to the Company’s Director Compensation Program (the “Director Compensation Program”) for non-employee directors (“Directors”) of the Company on the terms summarized below.

Director Compensation Program

Cash Compensation

Annual retainers will be paid in the following amounts to Directors:

Director:	$70,000
Chair of Audit Committee:	$25,000
Chair of Compensation Committee:	$20,000
Chair of Nominating and Corporate Governance Committee:	$15,000
Lead Independent Director:	$30,000
Audit Committee Member:	$10,000
Compensation Committee Member:	$10,000
Nominating and Corporate Governance Committee Member:	$6,250

Annual retainers will be paid in four equal cash payments, with one payment quarterly at the end of each calendar quarter, with the final calendar quarter payment made prior to the end of the fiscal year.

Annually, after the occurrence of eight (8) meetings of the Board, each non-employee director will be paid $1,500 for each Board meeting attended in person or by telephone.

Each Director may elect to receive all or a portion of the aggregate payments to which he or she is entitled under the program in common stock, $0.01 par value per share (the “Common Stock”) of the Company. Such election shall be made at or prior to the first day of the quarter to which the payments relate, and the number of whole shares to which each Director shall be entitled shall be measured by dividing the aggregate payments owed by the average of the closing prices of the last ten trading days before the end of the quarter to which the payment relates.

Equity Compensation

Initial Restricted Stock Grant:
Each Director who is initially elected or appointed to serve on the Board shall be granted restricted stock with a value of $110,000 on the date of such initial election or appointment (the “Initial Restricted Stock Grant”).

The Initial Restricted Stock Grant shall vest in full on the first anniversary of the initial election or appointment of the Director, subject to continued service through the vesting date.

Annual Common Stock Grant:
Each Director who is serving on the Board as of the date of each annual meeting of the Company’s stockholders shall be granted restricted stock with a value of $110,000 on such date (the “Annual Restricted Stock Grant”). In addition, the Director who is serving as Chairman of the Board as of the date of each annual meeting of the Company’s stockholders shall be granted an additional restricted stock award with a value of $100,000, for a total restricted stock award with a value of $210,000.

The Annual Restricted Stock Grant shall vest in full on the anniversary of the grant date subject to continued service.

The forgoing description of the terms of the Director Compensation Program is a summary which does not purport to be complete and is subject to and qualified in its entirety by reference to the Director Compensation Program, a copy of which is filed herewith as Exhibit 10.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Director Compensation Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

Date: August 22, 2018	By:	/s/ Jay Young
Jay Young Executive Vice President, General Counsel and Secretary